Exhibit 99.1

PRESS RELEASE

For Immediate Release

Contact:
Catharine S. Bower
610-369-6618
csbower@natpennbank.com

National Penn Files Suit Against Former Employee

Boyertown, Pa.  -   December 5, 2008   – National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that its subsidiary, National Penn Bank, has filed suit in the Berks County, Pa. Common Pleas Court against a former National Penn Bank employee and eight relatives to recover approximately $4.5 million in funds that National Penn alleges were wrongfully taken.  National Penn terminated the former employee’s employment on Tuesday, December 2, after discovering accounting irregularities in the former employee’s bookkeeping.  No customer accounts have been affected by the irregularities and no Bank services have been interrupted.

Following the discovery of the irregularities, National Penn commissioned an independent accounting firm to assist in identifying the irregularities.  The Bank discovered the accounting irregularities as a result of enhanced, computer-assisted audit and financial control programs.  At present, it appears that no other Bank employees knew about or participated in any of the accounting irregularities.  National Penn has notified its banking regulators and intends to pursue all of its legal remedies, including insurance recoveries.

About National Penn Bancshares, Inc.

National Penn Bancshares, Inc., with $9.3 billion in assets, is the fifth largest bank holding company based in Pennsylvania.

Headquartered in Boyertown, National Penn operates 127 offices: 124 offices in Pennsylvania and one office in Maryland through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank, KNBT and Nittany Bank divisions, and two offices in Delaware through its wholly-owned subsidiary, Christiana Bank & Trust Company.

National Penn’s financial services affiliates consist of National Penn Investors Trust Company, National Penn Capital Advisors, Inc., Vantage Investment Advisors, LLC, National Penn Leasing Company, National Penn Insurance Agency, Inc., Caruso Benefits Group, Inc. and Higgins Insurance Associates, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”.  Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries.  National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors.  Consequently, actual results and experience may materially differ from those contained in any forward-looking statements.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: participation in the U.S. Department of the Treasury’s TARP Capital Purchase Program; inability to obtain new capital and locate growth opportunities; ineffectiveness of National Penn’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; and challenges in establishing and maintaining operations in new markets.  The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and National Penn’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, as well as in other documents filed by National Penn after the date thereof.  National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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